EXHIBIT 99.1

News Release

Michael Monahan (651) 250-2809 Andrew Hedberg (651) 250-2185

ECOLAB EXPECTS STRONG 4Q 2021 SALES GROWTH BUT LOWER THAN EXPECTED
EPS GROWTH DUE TO COVID & SUPPLY CHAIN DISRUPTIONS;

EXPECTS LOW-TEENS ADJUSTED EPS GROWTH IN FULL-YEAR 2022

ST. PAUL, Minn., January 20, 2022: Ecolab said that it expects reported sales to increase 10% versus last year and acquisition adjusted fixed currency sales growth to accelerate to 9% in its fourth quarter 2021, led by double-digit increases in the Institutional & Specialty and Other segments, with further strong gains in the Industrial segment. However, fourth quarter adjusted diluted earnings per share growth (excluding Purolite impact) is expected to be below the previously announced double-digit growth outlook as temporary COVID related effects on broad business activity impacted the speed of the market recovery in the fourth quarter. Ecolab also absorbed significant short-term cost increases to assure seamless customer supply in a very tight environment that impacted margins in the short-term.

These incremental supply headwinds, alone estimated to be an unfavorable $0.10 per share, are expected to result in fourth quarter reported earnings per share from continuing operations in a $1.03 to $1.05 range and adjusted diluted earnings per share from continuing operations (excluding Purolite impact) in a $1.26 to $1.28 range, showing modest year over year growth. For the full year 2021, this would yield 16% to 17% adjusted diluted earnings per share growth, including an estimated $1.00 per share of substantial delivered product cost inflation and other supply chain impacts. Assuming the rate of cost inflation and COVID impacts ease over the next couple of quarters, Ecolab expects continued strong sales and pricing momentum in 2022 and looks for full-year 2022 adjusted diluted earnings per share growth to rise in the low-teens.

Fourth quarter and full year 2021 results remain subject to our normal year-end accounting and financial reporting procedures. Ecolab expects to report fourth quarter 2021 results February 15, 2022.

Christophe Beck, Ecolab’s president and chief executive officer, said, “In this very challenging environment, we remain encouraged by the exceptional work of our teams, which led to the strong sales results, new business wins and accelerating pricing nearing 4% as we exited the quarter, all of which improved further from the third quarter and underscore the success of our long-term value proposition. The raw material supply and customer logistics issues remain significant, which is why we have focused our efforts on protecting our current customers and on serving earlier business wins, with extraordinary actions that came at a substantial short-term cost. This was the outcome of a strategic decision made in 2020 to protect our current customers while investing further in accelerating share gains to emerge even stronger as market disruptions ease.

“We enter 2022 not with the environment we expected, but with the underlying momentum we wanted to have. With a continued, but uneven, global economic recovery, we expect further strong sales trends, robust new business wins, new innovation and increased pricing to capture the incremental value we create for our customers and to compensate for the much higher supply costs we expect in 2022. At the same time, we will continue to leverage digital automation to drive performance in ways that improve both customer experience and cost efficiency. While we expect the challenges that affected us and the rest of the world in the fourth quarter to continue into the first quarter of 2022, assuming the rate of cost inflation and COVID impacts ease over the next couple of quarters, we believe our continued actions should help us deliver improved results as the year goes on and deliver strong full year 2022 sales growth with adjusted diluted earnings per share growth reaching low-teens levels.

“With our unique value proposition to help solve the world’s people and planet health challenges while improving business health, we remain confident in our longer-term outlook and we expect to continue to leverage our growth opportunities to drive superior results for our customers and shareholders.”

About Ecolab

A trusted partner at nearly three million commercial customer locations, Ecolab (ECL) is the global leader in water, hygiene and infection prevention solutions and services. With annual sales of $12 billion and more than 44,000 associates, Ecolab delivers comprehensive solutions, data-driven insights and personalized service to advance food safety, maintain clean and safe environments, optimize water and energy use, and improve operational efficiencies and sustainability for customers in the food, healthcare, hospitality and industrial markets in more than 170 countries around the world. www.ecolab.com

Cautionary Statements Regarding Forward-Looking Information

This communication contains certain statements relating to future events and our intentions, beliefs, expectations and predictions for the future which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Words or phrases such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “we believe,” “we expect,” “estimate,” “project,” “may,” “will,” “intend,” “plan,” “believe,” “target,” “forecast” (including the negative or variations thereof) or similar terminology used in connection with any discussion of future plans, actions or events generally identify forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding COVID-19 pandemic trends, the U.S. and global economic recovery, delivered product costs and supply chain disruptions, and our financial and business performance and prospects, including sales, earnings, pricing and new business. These statements are based on the current expectations of management of the company. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this communication. With respect to the COVID-19 pandemic, numerous factors will determine the extent of the impact on our business, including the severity of the disease, the duration of the outbreak, the distribution and efficacy of vaccines, the likelihood of a resurgence of the outbreak, including as a result of emerging variants, actions that may be taken by governmental authorities intended to minimize the spread of the pandemic, including vaccination mandates, or to stimulate the economy and other unintended consequences.

Additional risks and uncertainties that may affect operating results and business performance are set forth under Item 1A of our most recent Form 10-K, and our other public filings with the Securities and Exchange Commission (the "SEC"), and include the effects and duration of the COVID-19 pandemic, including the impact of vaccination mandates; the vitality of the markets we serve; the impact of economic factors such as the worldwide economy, capital flows, interest rates, foreign currency risk, and reduced sales and earnings in our international operations resulting from the weakening of local currencies versus the U.S. dollar; our ability to execute key business initiatives, including restructurings and our Enterprise Resource Planning system upgrades; information technology infrastructure failures or breaches in data security; potential to incur significant tax liabilities or indemnification liabilities relating to the separation and split-off of our ChampionX business; our ability to attract, retain and develop high caliber management talent to lead our business and successfully execute organizational change; our ability to successfully compete with respect to value, innovation and customer support; exposure to global economic, political and legal risks related to our international operations; difficulty in procuring raw materials or fluctuations in raw material costs; pressure on operations from consolidation of customers or vendors; the costs and effects of complying with laws and regulations, including those relating to the environment and to the manufacture, storage, distribution, sale and use of our products, as well as to the conduct of our business generally, including labor and employment and anti-corruption; restraints on pricing flexibility due to contractual obligations; our ability to acquire complementary businesses and to effectively integrate such businesses; changes in tax laws and unanticipated tax liabilities; potential loss of deferred tax assets; our indebtedness, and any failure to comply with covenants that apply to our indebtedness; public health outbreaks, epidemics or pandemics, such as the current outbreak of COVID-19; potential losses arising from the impairment of goodwill or other assets; potential chemical spill or release; the occurrence of litigation or claims, including class action lawsuits; the loss or insolvency of a major customer or distributor; repeated or prolonged government and/or business shutdowns or similar events; acts of war or terrorism; natural or man-made disasters; water shortages; severe weather conditions; and other uncertainties or risks reported from time to time in our reports to the SEC. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this communication may not occur. We caution that undue reliance should not be placed on forward-looking statements, which speak only as of the date made. Ecolab does not undertake, and expressly disclaims, any duty to update any forward-looking statement whether as a result of new information, future events or changes in expectations, except as required by law.

Non-GAAP Financial Information

This news release includes financial measures that have not been calculated in accordance with accounting principles generally accepted in the U.S. (“GAAP”).

These non-GAAP financial measures (including with respect to continuing operations) include:

●	acquisition adjusted fixed currency sales
●	adjusted diluted earnings per share (excluding Purolite impact)

We provide these measures as additional information regarding our operating results. We use these non-GAAP measures internally to evaluate our performance and in making financial and operational decisions, including with respect to incentive compensation. We believe that our presentation of these measures provides investors with greater transparency with respect to our results of operations and that these measures are useful for period-to-period comparison of results.

Our non-GAAP adjusted financial measures for cost of sales, gross margin, operating income, other (income) expense and interest expense exclude the impact of special (gains) and charges and the impact of the Purolite transaction, and our non-GAAP measures for tax rate, net income attributable to Ecolab and diluted earnings per share further exclude the impact of discrete tax items. We include items within special (gains) and charges, discrete tax items and certain external factors that we believe can significantly affect the period-over-period assessment of operating results and not necessarily reflect costs associated with historical trends and future results. After tax special (gains) and charges are derived by applying the applicable local jurisdictional tax rate to the corresponding pre-tax special (gains) and charges.

We evaluate the performance of our international operations based on fixed currency rates of foreign exchange, which eliminate the translation impact of exchange rate fluctuations on our international results. Fixed currency amounts included in this release are based on translation into U.S. dollars at the fixed foreign currency exchange rates established by management at the beginning of 2021. We also provide our segment results based on public currency rates for informational purposes.

Our reportable segments do not include the impact of intangible asset amortization from the Nalco merger or the impact of special (gains) and charges as these are not allocated to the Company’s reportable segments.

Acquisition adjusted growth rates exclude the results of any acquired business from the first twelve months post acquisition and exclude the results of divested businesses from the previous twelve months prior to divestiture. Acquisition adjusted growth rates also exclude sales to our Venezuelan deconsolidated subsidiaries from both the current period and comparable period of the prior year. In addition, as part of the separation, we also entered into a Master Cross Supply and Product Transfer agreement with ChampionX to provide, receive or transfer certain products for a period up to 36 months. Sales of product to ChampionX under this agreement are recorded in product and equipment sales in the Corporate segment along with the related cost of sales. These transactions are removed from the consolidated results as part of the calculation of the impact of acquisitions and divestitures.

These non-GAAP financial measures are not in accordance with, or an alternative to, GAAP and may be different from non-GAAP measures used by other companies. Investors should not rely on any single financial measure when evaluating our business. We recommend that investors view these measures in conjunction with the GAAP measures included in this news release. Reconciliations of our non-GAAP measures are included in the following "Supplemental Non-GAAP Reconciliations" table included in this news release.

We do not provide reconciliations for non-GAAP estimates on a forward-looking basis (including those contained in this report) when we are unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing and amount of various items that have not yet occurred, are out of our control and/or cannot be reasonably predicted, and that would impact reported earnings per share and the reported tax rate, the most directly comparable forward-looking GAAP financial measures to adjusted earnings per share and the adjusted tax rate. For the same reasons, we are unable to address the probable significance of the unavailable information.

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(ECL-E)

ECOLAB INC.

SUPPLEMENTAL NON-GAAP RECONCILIATIONS

(unaudited)

		Fourth Quarter Ended
		December 31
	2021		2020
	Low	High
Sales growth
Reported sales growth	9%	10%	(6%)
Effect of acquisitions and divestitures	(1%)	(1%)	(2%)
Effect of foreign currency	-	-	-

Non-GAAP acquisition adjusted fixed currency sales growth	8%	9%	(8%)

Diluted EPS from continuing operations attributable to Ecolab
Reported GAAP diluted EPS from continuing operations	$1.03	$1.05	$1.04
Special (gains) and charges, after tax	0.26	0.27	0.19
Discrete tax net expense (benefit)	(0.05)	(0.06)	0.00
Impacts of Purolite transaction	0.02	0.02
Non-GAAP adjusted diluted EPS from continuing operations excluding Purolite	$1.26	$1.28	$1.23